Addendum to Change in Control Agreement

     This Addendum is made as of September 11, 2001, by and between Kaman Industrial Technologies Corporation, a Connecticut corporation (the "Company"), and T. Jack Cahill (the "Executive").

     WHEREAS, the Company and the Executive entered into a Change in Control Agreement (the "Agreement") dated as of September 21,
1999; and

     WHEREAS, by letter dated August 17, 2000, the Company has advised the Executive of the occurrence of a Change in Control, as defined in the Agreement; and

     WHEREAS, in furtherance of the objectives of the Agreement, the Company and the Executive wish to amend the Agreement so that it shall continue to apply, in accordance with its terms, with respect to any future Change in Control event;

     NOW, THEREFORE, in consideration of the premises and the mutual understandings herein contained, the Company and the Executive hereby further agree as follows:

     1. The initial clause of subsection (g) of Section 15 of the Agreement is hereby modified and amended to read as follows:

          "(g)     Any of the following events shall
     constitute the occurrence of a "Change in Control" for purposes of this Agreement:

     2. Except as expressly modified herein, all provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

                                           KAMAN INDUSTRIAL
                                           TECHNOLOGIES CORPORATION



/s/ T. Jack Cahill                         By:/s/ Robert M. Garneau
T. Jack Cahill                             Name:  Robert M. Garneau
                                           Title: Vice President
Address:

9 Whitman Pond Rd.
Simsbury,  CT  06070

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